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EXHIBIT 5.1



                       [PILLSBURY WINTHROP LLP LETTERHEAD]



October 11, 2001


Drexler Technology Corporation
1077 Independence Avenue
Mountain View, CA  94043-1601

Re:  Registration Statement on Form S-8

Gentlemen:

With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Drexler Technology Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 300,000 shares of Common Stock, $0.01 par value, of the Company (the "Shares") issuable pursuant to the Company's Stock Option Plan (the " Plan"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Pillsbury Winthrop LLP
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